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United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2002

MID-STATE BANCSHARES
(Name of Small Business Issuer in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	000-23925 (File Number)	77-0442667 (I.R.S. Employer Identification No.)
1026 Grand Ave., Arroyo Grande, CA (Address of Principal Executive Offices)	93420 (Zip Code)

Registrant's Telephone Number, including area code: (805) 473-7700

Item 5. OTHER EVENTS

        On May 1, 2002, Carrol R. Pruett, Chairman of the Board of Mid-State Bancshares, announced that the Board of Directors has authorized a stock repurchase program for up to an additional five percent (5%) of its outstanding shares. Based on the current outstanding shares, the buyback may result in the purchase of up to approximately 1,203,580 shares. These repurchases will be made from time to time by the Company in the open market or in block purchases or in privately negotiated transactions in compliance with the Securities and Exchange Commission (SEC) rules. The program will begin in May 2002 and is expected to be effective for one year. The Company has purchased an aggregate of 1,055,458 shares to date pursuant to its original program announced in April of 2000.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        Please refer to the Press Release dated May 1, 2002, attached hereto and made a part hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2002	MID-STATE BANCSHARES
	By:	/s/ JAMES W. LOKEY James W. Lokey President Chief Executive Officer

	By:	/s/ JAMES G. STATHOS James G. Stathos Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
20	Press Release announcing Mid-State Bancshares Stock Repurchase Program	5

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Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX